Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-110720) of HM Publishing Corp. of our reports dated March 3, 2004 relating to the financial statements and financial statement schedules of HM Publishing Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 22, 2004